Exhibit 99.1

REDWOOD TRUST ACCELERATES PAYMENT DATE FOR PREVIOUSLY
DELAYED REGULAR DIVIDEND FOR THE FIRST QUARTER OF 2020

MILL VALLEY, CA – Wednesday, May 6, 2020 – Redwood Trust, Inc. (NYSE: RWT) today announced that it has accelerated the payment date for its previously delayed common stock dividend for the first quarter of 2020. The company had previously announced on March 27, 2020, that it had made the decision to delay the payment of its first quarter 2020 dividend to June 12, 2020, due to near-term uncertainty and volatility caused by the COVID-19 pandemic. The dividend of $0.32 per share is now scheduled to be paid fully in cash on May 8, 2020 and will continue to be payable to stockholders of record on March 16, 2020.

About Redwood Trust

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on making credit-sensitive investments in single-family residential and multifamily mortgages and related assets and engaging in mortgage banking activities. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, as well as through capital appreciation. Redwood Trust was established in 1994, is internally managed, and structured as a real estate investment trust (“REIT”) for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to Redwood’s payment of its first quarter 2020 regular dividend. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, in among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2019; in our Current Report on Form 8-k filed on April 2, 2020 and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Many of the factors that could affect our actual results are summarized below. One of the most significant factors, however, is the ongoing impact of the Coronavirus (COVID-19) pandemic on the United States economy, homeowners, renters of housing, the housing market, the mortgage finance markets and the broader financial markets. It is difficult to fully assess the impact of the Coronavirus pandemic at this time, including because of the uncertainty around the severity and duration of the Coronavirus outbreak domestically and internationally, as well as the uncertainty around the efficacy of Federal, State and local governments’ efforts to contain the spread of the Coronavirus and respond to its direct and indirect impacts on many aspects of Americans’ lives and economic activity. Moreover, each of the factors summarized below is likely to also be impacted directly or indirectly by the ongoing impact of the Coronavirus and investors are cautioned to interpret substantially all of the risks identified in the Company’s previously published “Risk Factors” as being heightened as a result of the ongoing impact of the Coronavirus.

Additional Important factors, among others, that may affect our actual results include: the pace at which we redeploy our available capital into new investments; interest rate volatility, changes in credit spreads, and changes in liquidity in the market for real estate securities and loans; changes in the demand from investors for residential mortgages and investments, and our ability to distribute residential mortgages through our whole-loan distribution channel; our ability to finance our investments in securities and our acquisition of residential mortgages with short-term debt; changes in the values of assets we own; general economic trends, the performance of the housing, real estate, mortgage, credit, and broader financial markets, and their effects on the prices of earning assets and the credit status of borrowers; federal and state legislative and regulatory developments, and the actions of governmental authorities, including the current U.S. presidential administration, and in particular those affecting the mortgage industry or our business; strategic business and capital deployment decisions we make; developments related to the fixed income and mortgage finance markets and the Federal Reserve’s statements regarding its future open market activity and monetary policy; our exposure to credit risk and the timing of credit losses within our portfolio; the concentration of the credit risks we are exposed to, including due to the structure of assets we hold and the geographical concentration of real estate underlying assets we own; our exposure to adjustable-rate mortgage loans; the efficacy and expense of our efforts to manage or hedge credit risk, interest rate risk, and other financial and operational risks; changes in credit ratings on assets we own and changes in the rating agencies’ credit rating methodologies; changes in interest rates; changes in mortgage prepayment rates; changes in liquidity in the market for real estate securities and loans; our ability to finance the acquisition of real estate-related assets with short-term debt; the ability of counterparties to satisfy their obligations to us; our involvement in securitization transactions, the profitability of those transactions, and the risks we are exposed to in engaging in securitization transactions; exposure to claims and litigation, including litigation arising from our involvement in securitization transactions; whether we have sufficient liquid assets to meet short-term needs; our ability to successfully compete and retain or attract key personnel; our ability to adapt our business model and strategies to changing circumstances; changes in our investment, financing, and hedging strategies and new risks we may be exposed to if we expand our business activities; our exposure to a disruption or breach of the security of our technology infrastructure and systems; exposure to environmental liabilities; our failure to comply with applicable laws and regulations; our failure to maintain appropriate internal controls over financial reporting and disclosure controls and procedures; the impact on our reputation that could result from our actions or omissions or from those of others; changes in accounting principles and tax rules; our ability to maintain our status as a REIT for tax purposes; limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940; decisions about raising, managing, and distributing capital; and other factors not presently identified.

CONTACT

Lisa Hartman – SVP, Head of Investor Relations

Phone: 866-269-4976

Email: investorrelations@redwoodtrust.com